                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

                                  July 1, 2001

1. Assets and liabilities of the businesses sold have been eliminated as if the sale was consummated on July 1, 2001.

2. Debt has been reduced from proceeds from the sale assuming it was consummated on July 1, 2001.

             NOTES TO PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS

                     For the Three Months Ended July 1, 2001

1. The operating results of the Breeze Industrial and Pebra divisions have been eliminated as if the Sale was consummated on April 1, 2000.

2. Pro forma interest expense reductions are calculated assuming $46.2 million of debt was paid off on April 1, 2000. Interest expense reductions are calculated using actual interest rates on debt outstanding during the three months ended July 1, 2001.

3. Tax effects of pro forma adjustments are calculated at statutory rates in effect during the period.

             NOTES TO PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS

                        For the Year Ended March 31, 2001

1. The operating results of the Breeze Industrial and Pebra divisions have been eliminated as if the Sale was consummated on April 1, 2000.

2. Pro forma interest expense reductions are calculated assuming $46.2 million of debt was paid off on April 1, 2000. Interest expense reductions are calculated using actual interest rates on debt outstanding during the year ended March 31, 2001.

3. Tax effects of pro forma adjustments are calculated at statutory rates in effect during the period.